UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2019

RESTORATION ROBOTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38238	06-1681204
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

128 Baytech Drive

San Jose, California

(Address of principal executive offices)

95134

(Zip Code)

(408) 883-6888

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger and Reorganization

On March 15, 2019, Restoration Robotics, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Radiant Merger Sub Ltd., a company organized under the laws of Israel and a directly, wholly-owned subsidiary of the Company (“Merger Sub”), and Venus Concept Ltd., a company organized under the laws of Israel (“Venus”). The Merger Agreement and the Merger (as defined below) have been approved by the board of directors of each of the Company (the “Board”) and the board of directors of Venus.

Structure. The Merger Agreement provides that, upon the terms and subject to the satisfaction or waiver of the conditions set forth therein, Merger Sub will be merged with and into Venus (the “Merger”), with Venus continuing as the surviving corporation and a direct wholly-owned subsidiary of the Company.

Consideration. At the effective time of the Merger, (i) each outstanding ordinary and preferred share of Venus, nominal value of NIS 0.001 each (a “Venus Share”), other than shares held by Venus as treasury stock or held by the Company or Merger Sub, will be converted into the right to receive 8.6506 validly issued, fully paid and non-assessable shares of common stock of the Company, par value $0.0001 per share (a “Company Share”), such ratio as may be adjusted in accordance with the Merger Agreement (the “Exchange Ratio”) and (ii) each outstanding Venus stock option and warrant will be converted into and become an option or warrant (as applicable) exercisable for Company Shares with the number and exercise price adjusted by the Exchange Ratio. Immediately following the effective time of the Merger, the persons who were stockholders of Venus immediately prior to the Merger are expected to own approximately 85% of the aggregate number of outstanding Company Shares, on a fully diluted basis, and the persons who were stockholders of the Company immediately prior to the Merger are expected to own approximately 15% of the aggregate number of outstanding Company Shares on a fully diluted basis, in each case before giving effect to the equity financing described below and the conversion of the $5.0 million of convertible notes issued by the Company in February 2019.

Effect on Company Equity Awards. At the effective time of the Merger, each option to purchase Company Shares and each Company restricted stock award, whether or not vested, shall be continued and survive the closing of the Merger and remain outstanding in accordance with its terms without acceleration or adjustment by reason of the Merger.

The Board of Directors. Following the effective time of the Merger, the Board will consist of nine (9) directors and will be comprised of seven (7) members designated by Venus and two (2) members designated by the Company.

Covenants, Representations and Warranties. Each of the Company and Venus have made customary representations, warranties and covenants in the Merger Agreement. The Company has made covenants, among others, relating to the conduct of its business prior to the closing of the Merger, including with respect to incurring debt, issuing stock, certain litigation matters, restrictions on employee compensation and an undertaking to prepare and file a registration statement on Form S-4 that will contain a proxy statement/prospectus to register the Company Shares issued pursuant to the Merger Agreement (the “S-4”). The Company and Venus made certain other customary covenants in the Merger Agreement.

In connection with the Merger, the Company will be seeking the approval of the Company’s stockholders with respect to certain actions (the “Company Shareholder Proposals”), including the following:

•	the authorization and issuance of the Company Shares in the Merger and in the proposed financing described below;

•	the authorization of the Board to effect a reverse stock split of the Company Shares at a ratio of no less than 1 to 10 and no more than 1 to 15 (the “Reverse Stock Split”);

•

certain amendments to the Company’s certificate of incorporation to increase the number of Company Shares to a number necessary to issue the Company Shares contemplated by the Merger Agreement and the proposed financing described below and to effect the Reverse Stock Split; and

•	an amendment of the Company’s 2017 Incentive Award Plan to increase the amount of Company Shares issuable thereunder based on share amounts to be recommended by the Company.

The Company is not permitted to solicit, initiate, propose, seek or knowingly encourage, facilitate or support any alternative transaction proposals from third parties or to engage in discussions or negotiations with third parties regarding any alternative transaction proposals. Notwithstanding this limitation, prior to the Company’s stockholders approving the transactions, including the Merger, the Company may under certain circumstances provide information to and participate in discussions or negotiations with third parties with respect to an unsolicited alternative transaction proposal that the Board has determined in good faith is or would reasonably be expected to lead to a superior proposal. The Board may change its recommendation to the Company’s stockholders (subject to Venus’s right to terminate the Merger Agreement following such change in recommendation) in response to a superior proposal or an intervening event if the Board determines in good faith that the failure to take such action would be inconsistent with the exercise of the directors’ fiduciary duties under applicable law.

The Merger Agreement also contains covenants regarding the Company and Venus using their respective reasonable best efforts to obtain all required governmental and regulatory consents and approvals.

Conditions to the Merger. The closing of the Merger is subject to certain conditions, including, among others, (i) approval of the Company Shareholder Proposals by the holders of at least a majority of all outstanding Company Shares, (ii) the absence of certain laws, orders, judgments and injunctions that restrain, enjoin or otherwise prohibit the consummation of the Merger, (iii) subject to certain exceptions, the accuracy of representations and warranties with respect to the businesses of the Company and Venus and compliance in all material respects by the Company, Venus and Merger Sub with their respective covenants contained in the Merger Agreement, (iv) the absence of a material adverse effect on the Company’s or Venus’s businesses, (v) the effectiveness of the equity commitment letter between the Company, Venus and certain investors related to post-closing equity financing, (vi) the receipt of a payoff letter from the Company’s lender, (vii) effectiveness of the S-4, (viii) the approval by NASDAQ to list the Company Shares to be issued in the Merger, (ix) the expiration of statutory waiting periods required under Israeli law and (x) the receipt of certain tax rulings from the Israeli Tax Authorities.

Termination Rights. The Merger Agreement contains certain customary termination rights by either the Company or Venus, including if the Merger is not consummated by October 31, 2019, subject to one (1) sixty-day extension in the event that the S-4 is still under review by the U.S. Securities Exchange Commission (“SEC”).

If the Merger Agreement is terminated under certain circumstances, including termination by the Company to enter into a superior alternative transaction or termination by Venus upon a change of the Board’s recommendation to the Company’s stockholders, the Company will be obligated to pay to Venus a termination fee equal to $1,115,000 in cash. In addition, if the Merger Agreement is terminated under other circumstances, including termination as a result of the Company’s failure to obtain the required approvals of Company stockholders or a material breach of the Merger Agreement by the Company, the Company will be obligated to reimburse Venus for its reasonable out-of-pocket fees and expenses, up to a maximum of $200,000 in cash.

Voting Agreements. Concurrently with the execution of the Merger Agreement, certain stockholders of the Company each entered into a voting agreement with Venus relating to the Merger covering approximately 49% of the outstanding Company Shares, as of immediately prior to the Merger (the “Company Voting Agreement”). The Company Voting Agreements provide, among other things, that each stockholder party to the Company Voting Agreement will vote all of the Company Shares held by them in favor of the Company Shareholder Proposals.

Concurrently with the execution of the Merger Agreement, certain stockholders of Venus each entered into voting agreements with the Company covering approximately 87% of the outstanding shares of Venus (including shares of its preferred stock on an as-converted to common stock basis) relating to the Merger (the “Venus Voting Agreement”). The Venus Voting Agreement provides, among other things, that each stockholder party to the Venus Voting Agreement will vote all of the Venus Shares held by them in favor of the adoption of the Merger Agreement, the approval of the Merger and the other transactions contemplated by the Merger Agreement.

Lock-Up Agreements. Concurrently with the execution of the Merger Agreement, certain officers, directors and stockholders of the Company entered into lock-up agreements (the “Company Lock-Up Agreements”), pursuant to which they have agreed to certain restrictions on transfers of the Company Shares for the 90-day period following the effective time of the Merger, with such restrictions being subject to customary exceptions.

Concurrently with the execution of the Merger Agreement, certain holders of Venus securities, have entered into lock-up agreements (the “Venus Lock-Up Agreements”), pursuant to which they have agreed to certain restrictions on transfers of the Company Shares for the 90-day period following the effective time of the Merger, with such restrictions being subject to customary exceptions.

Equity Commitment Letter. On March 15, 2019, the Company and Venus received from certain shareholders of Venus an Equity Commitment Letter (the “Commitment Letter”), pursuant to which, immediately following the effective time of the Merger, the Investors named therein (the “Investors”) will purchase $21.0 million in Company Shares and have an option to purchase an additional $20.0 million in Company Shares. The purchase price of the Company Shares to be purchased by the Investors is $0.825 per share, calculated at a 5% discount to the trailing 30-day volume weighted average price of the Company Shares on the Nasdaq market ending on March 14, 2019. The Investors’ investment is subject to certain conditions, including the consummation of the Merger and the execution of the equity purchase documents as contemplated in the Commitment Letter. The financing contemplated by the Equity Commitment Letter will be accomplished in a private placement exempt from registration under Section 4(a)(2) and Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and the rules promulgated thereunder. The securities to be sold in the financing have not been registered under the Securities Act, or any state securities laws, and may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

The foregoing descriptions of the Merger Agreement, Company Voting Agreements, Venus Voting Agreements, Company Lock-Up Agreements, Venus Lock-Up Agreements and Equity Commitment Letter are not complete and are qualified in their entirety by reference to those agreements, which are attached hereto as Exhibit 2.1, 10.1, 10.2, 10.3, 10.4 and 10.5 respectively to this report and incorporated herein by reference.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or Venus. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Nothing in this Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

In connection with entering into the Merger Agreement, the Board has approved a cash bonus payable to Mark Hair, the Company’s Chief Financial Officer, in the amount of $142,500.00, and a cash bonus payable to Keith Sullivan, the Company’s Chief Commercial Officer and a member of the Board, in the amount of $90,000.00, payable upon the closing of the Merger.

Item 7.01.	Regulation FD Disclosure.

On March 15, 2019, the Company issued a press release announcing the execution of the Merger Agreement, a copy of which is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

The information contained in Item 7.01 of this Form 8-K (including Exhibit 99.1) shall not be deemed to be “filed” with the SEC for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Additional Information and Where to Find It

This communication is being made in respect of the proposed transaction involving the Company and Venus. In connection with the proposed transaction, the Company plans to file with the SEC and mail or otherwise provide to its stockholders a proxy statement regarding the proposed transaction. The Company may also file other documents with the SEC regarding the proposed transaction. This communication is not a substitute for the proxy statement or any other document that may be filed by the Company with the SEC. BEFORE MAKING ANY VOTING DECISION, COMPANY STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED BY THE COMPANY WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN BEFORE MAKING ANY VOTING OR INVESTMENT

DECISION WITH RESPECT TO THE PROPOSED TRANSACTION BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Investors and stockholders may obtain a free copy of the proxy statement and other documents the Company files with the SEC (when available) through the website maintained by the SEC at www.sec.gov. The Company makes available free of charge at www.artas.com (in the “Investor Relations” section), copies of materials it files with, or furnishes to, the SEC.

Participants in the Solicitation

The Company and its directors, executive officers and certain employees and other persons may be deemed to be participants in the solicitation of proxies from Company stockholders in connection with the proposed transaction. Security holders may obtain information regarding the names, affiliations and interests of the Company’s directors and executive officers in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which was filed with the SEC on March 5, 2018, and its definitive proxy statement for the 2018 annual meeting of stockholders, which was filed with the SEC on April 26, 2018. Additional information regarding the interests of such individuals in the proposed transaction will be included in the proxy statement relating to the proposed transaction when it is filed with the SEC. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov and the Company’s website at www.artas.com.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains certain information which may constitute forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange. These statements relate to future events that are based on current expectations, estimates, forecasts and projections. These statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. All statements other than statements of historical fact or relating to present facts or current conditions included in this communication are forward-looking statements. Such forward-looking statements include, among others, the Company’s current expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. Forward-looking statements can usually be identified by the use of terminology such as “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “goals,” “intend,” “likely,” “may,” “might,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” and variations of such words and similar expressions.

Those risks, uncertainties and assumptions include, (i) the risk that the proposed transaction may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of the common stock of the Company (ii) the failure to satisfy any of the conditions to the consummation of the proposed transaction, including the adoption of the merger agreement by the stockholders of the Company and the receipt of certain governmental and regulatory approvals, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, (iv) the effect of the announcement or pendency of the proposed transaction on the Company’s business relationships, operating results and business generally, (v) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed transaction, (vi) risks related to diverting management’s attention from the Company’s ongoing business operations (vii) the outcome of any legal proceedings that may be instituted against us related to the Merger Agreement or the proposed transaction; (viii) unexpected costs, charges or expenses resulting from the proposed transaction; and (ix) other risks described in the Company’s filings with the SEC.

Any forward-looking statement made in this communication speaks only as of the date on which it is made. You should not put undue reliance on any forward-looking statements. The Company undertakes no obligation, and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise, except as may be required by law. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger and Reorganization, dated as of March 15, 2019, by and between Restoration Robotics, Inc., Radiant Merger Sub Ltd. and Venus Concept Ltd. (filed herewith)*

10.1	Form of Company Voting Agreement

10.2	Form of Venus Voting Agreement

10.3	Form of Company Lock-Up Agreement

10.4	Form of Venus Lock-Up Agreement

10.5	Equity Commitment Letter, dated as of March 15, 2019, by and between Restoration Robotics, Inc., Venus Concept Ltd. and the investors set forth therein.

99.1	Press Release, dated March 15, 2019 (furnished herewith)

*

The schedules to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of any such schedules to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 15, 2019	RESTORATION ROBOTICS, INC.

	By:	/s/ Ryan Rhodes
	Name:	Ryan Rhodes
	Title:	President, Chief Executive Officer